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Exhibit 10.3

FOREST OIL CORPORATION
PHANTOM STOCK UNIT AGREEMENT

        This Phantom Stock Unit Agreement ("Agreement") is made as of the            day of            , 20    ("Date of Grant"), between Forest Oil Corporation, a New York corporation ("Forest"), and EMPLOYEE NAME ("Employee"). The defined term "Company" shall include Forest and its Affiliates, as defined in the Forest Oil Corporation 2001 [2007] Stock Incentive Plan (the "Plan").

        1.    Award.    In consideration of the services that the Employee has provided to the Company and the services to be provided by Employee to the Company in Canada in the future, Forest hereby makes a grant of Phantom Stock Units (as defined below) subject to the terms and conditions contained herein and in the Plan, which is available on the Forest intranet at the following site: http://corpweb1/. For paper copies of the Plan and prospectus please contact Stock Administration, 707 Seventeenth Street, Suite 3600, Denver, CO 80202, or call 303.812.1502.

          (a)    Units.    Pursuant to the Plan,                          units (the "Phantom Stock Units"), shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon. The Phantom Stock Units may be settled in shares of Forest common stock ("Shares") or the value of the Shares, paid in cash, or any combination thereof, as determined by the Committee (as defined in Section 2 below). The Phantom Stock Units constitute a "Phantom Stock Award" under the Plan.

          (b)    Grant of Phantom Stock Units.    The Phantom Stock Units shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement. The Employee acknowledges and agrees that this award of Phantom Stock Units shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

        2.    Phantom Stock Units.    The Employee hereby accepts the Phantom Stock Units when issued and agrees with respect thereto as follows:

          (a)    Forfeiture Restrictions.    The Phantom Stock Units granted hereunder may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of the Employee's employment with the Company for any reason other than death, Disability, or Involuntary Termination (as such terms are hereinafter defined), the Employee shall, for no consideration, forfeit to the Company all Phantom Stock Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Phantom Stock Units to the Company upon termination of employment are herein referred to as the "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Phantom Stock Units. For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

            (i)    "Board" shall mean the Board of Directors of Forest.

            (ii)   "Committee" shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in the Plan.

            (iii)  "Corporate Change" shall mean the occurrence of any one or more of the following events:

              (A)  Forest shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Forest);

              (B)  Forest sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of Forest);

              (C)  Forest is to be dissolved and liquidated;

              (D)  any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Forest's voting stock (based upon voting power); or

              (E)  as a result of or in connection with a contested election of directors, the persons who were directors of Forest before such election shall cease to constitute a majority of the Board.

            Notwithstanding the foregoing, the term "Corporate Change" shall not include any reorganization, merger or consolidation involving solely Forest and one or more previously wholly-owned subsidiaries of Forest.

            (iv)  "Disability" shall mean that, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties for six consecutive months, and he shall not have returned to full-time performance of his duties within 30 days after written notice of termination is given to the Employee by the Company (provided, however, that such notice may not be given prior to 30 days before the expiration of such six-month period).

            (v)   "Involuntary Termination" shall mean any termination of the Employee's employment with the Company which does not result from a resignation by the Employee; provided, however, that the term "Involuntary Termination" shall not include a termination as a result of death, Disability, or a termination of the Employee's employment by the Company by reason of the Employee's unsatisfactory performance of his duties, to be determined by the Company in its sole discretion, or final conviction of a misdemeanor involving moral turpitude or a felony.

            (vi)  "Section 16 Person" shall mean an officer, director or affiliate of Forest or a former officer, director or affiliate of Forest who is subject to section 16 of the Securities Exchange Act of 1934, as amended.

            (vii) "Vesting Date" shall mean the date, if any, upon which the Forfeiture Restrictions Lapse pursuant to Section 2(b) below.

          (b)    Lapse of Forfeiture Restrictions.    The Forfeiture Restrictions shall lapse and cease to apply to Phantom Stock Units according to the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

Percentage of Units Vesting	Vesting Date

          Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Phantom Stock Units then subject to the Forfeiture Restrictions, and the Vesting Date for such Phantom Stock Units shall be: (i) the date of a Corporate Change provided that the Employee has been continuously employed by the Company from the date of this Agreement to the date of such Corporate Change or (ii) the date the Employee's employment with the Company is terminated by reason of death, Disability, or Involuntary Termination.

          Phantom Stock Units shall vest and the Forfeiture Restrictions shall lapse with respect to 100% of the Phantom Stock Units on the Vesting Date. As soon as reasonably practicable after the Vesting Date (but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs), the Company will transfer Shares to the Employee and/or make payment of the value of the Shares in cash, or any combination thereof, as determined by the Committee, subject to (a) the Employee's satisfaction of applicable taxes and other required source deductions (as described in Section 2(d) below) and (b) the condition that if at any time the Board or the Committee shall determine in its discretion that the listing, registration, or qualification of the Shares is required under any federal, provincial or state law or under any securities exchange, or consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Shares, then this grant of Phantom Stock Units will not vest or be settled through the issuance or delivery of Shares, as determined by the Committee, in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Any certificates shall include such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal, provincial or state securities laws. Where Phantom Stock Units are settled through the delivery of Shares in whole or in part, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or in electronic, book-entry form to a brokerage account established for the Employee's benefit at a brokerage/financial institution selected by the Company. The Employee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the Shares on the Employee's behalf.

          If the employment of the Employee with the Company terminates prior to the lapse of the Forfeiture Restrictions, and there exists a dispute between the Employee and the Company or the Committee as to the satisfaction of the conditions to the lapse of the Forfeiture Restrictions or the terms and conditions of the grant, the Phantom Stock Units and all rights, property and interests associated therewith shall remain subject to the Forfeiture Restrictions until the resolution of such dispute.

          (c)    Settlement.    Settlement of vested Phantom Stock Units in Shares shall be made by delivery from the Company of one Share for each whole Phantom Stock Unit then being settled in Shares. Settlement of vested Phantom Stock Units in cash shall be made by payment from the Company of an aggregate amount equal to:

      The product of:

      *
      the Fair Market Value of a Share as determined in accordance with Paragraph II of the Plan on the applicable settlement date specified by the Committee,

        multiplied by:

      *
      the number of Phantom Stock Units (including fractional units) then being settled in cash.

          Any cash payment in settlement of Phantom Stock Units shall be payable in Canadian dollars.

          (d)    Withholding of Taxes and Other Required Source Deductions.    To the extent that the receipt of the Phantom Stock Units or the settlement of Phantom Stock Units results in compensation, wages or other taxable employment income to the Employee for federal, state, provincial or local tax purposes, the Employee shall deliver to the Company at the time of such receipt or settlement, as the case may be, such amount in Canadian dollars or Shares as the Company may require to meet its obligation under applicable tax laws or regulations, in accordance with the sub-sections below.

            (i)    Non Section 16 Persons.

              (A)  Settlement in Shares—The Employee shall automatically surrender to the Company Shares (valued at their Fair Market Value on the date of surrender of such Shares) to satisfy any tax or other required source deductions required to be withheld by reason of compensation, wages or other taxable employment income resulting under this Agreement if the Phantom Stock Units are settled in Shares, unless the Employee elects to deliver to the Company at the time of the settlement of the Phantom Stock Units a check in the amount of the required taxes. An election pursuant to the preceding sentence shall be referred to herein as a "Withholding Election," and the Company retains the right to impose conditions on the withholding election right.

              (B)  Settlement in Cash—If the Phantom Stock Units are settled in cash, the Company shall automatically deduct from the amount of the cash payment the amount that is required to allow the Company to meet its obligation under applicable laws or regulations as provided in sub-section (iii) below.

            (ii)    Section 16 Persons.

              (A)  Notwithstanding the foregoing, if the Employee is a Section 16 Person and the Phantom Stock Units are settled in Shares, the Employee must provide the Company with an election form that must:

        (1)
        be in writing, signed, irrevocable and delivered at least six months prior to the withholding date and either (x) authorize the Company to withhold Shares sufficient to satisfy any tax or other required source deductions, or (y) confirm that the Employee will deliver to the Company a check in the amount of the required taxes at the time of settlement, except as provided below, and

        (2)
        comply with the Company's insider trading policies and special trading procedures for directors and officers as in effect from time to time.

              (B)  If the Phantom Stock Units are settled in cash, the Company shall automatically deduct from the amount of the cash the payment the amount that is required to allow the Company to meets its obligations under applicable laws or regulations as provided in sub-section (iii) below.

            (iii)    Payment of Taxes.    Taxes and other required source deductions arising in connection with the Vesting Date will be due and payable at the time of settlement of the Phantom Stock Units. If the Phantom Stock Units are settled in cash, the Company shall automatically deduct from the amount of the cash payment described in paragraph 2(c) the amount that is required to allow the Company to meet its obligations under applicable laws or regulations. In any event, if the Employee fails to deliver to the Company payment of the required amounts described above on or before 5:00 p.m. on December 29 of the calendar year in which the Vesting Date occurs, or fails to make a Withholding Election, the Company is authorized, in its sole discretion, to withhold from any cash value or, if the Employee is not a Section 16 Person, withhold any Shares distributable to the Employee under this Agreement, any tax or other source deductions required to be withheld by reason of compensation income or wages resulting under this Agreement.

          (e)    Corporate Acts.    The existence of the Phantom Stock Units shall not affect in any way the right or power of the Board or the shareholders of Forest to make or authorize any adjustment, recapitalization, reorganization or other change in Forest's capital structure or its business, any merger or consolidation of Forest, any issue of debt or equity securities, the dissolution or liquidation of Forest or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. Prior to the settlement date, the Committee shall have the right, in its sole discretion, to determine to make or determine not to make adjustments to any Phantom Stock Units in the event of a recapitalization, reorganization or other change in the Company's capital structure or business, or any merger or business consolidation as described in the Plan.

        3.    Rights as Stockholder.    The Phantom Stock Units represent an unsecured and unfunded right to receive a payment in Shares or cash, as applicable, which right is subject to the terms, conditions and restrictions set forth in this Agreement and the Plan. Accordingly, the Employee will have no rights as a stockholder with respect to any Shares covered by this Phantom Stock Unit Agreement until the Phantom Stock Units vest and the Shares, if any, are issued by the Company and are deposited in the Employee's account at a transfer agent or other custodian selected by the Committee, or are issued to the Employee with respect to those vested Shares.

        4.    Employment Relationship.    A period of notice, if any, or payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall not be considered as extending the period of employment for the purposes of this Agreement. Without limiting the scope of the preceding sentence, it is expressly provided that the Employee shall be considered to have terminated employment with the Company at the time of the termination of the "Affiliate" status under the Plan of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of Phantom Stock Units thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final. The Employee waives any and all right to compensation or damages in consequence of termination of employment (whether lawfully or unlawfully) or otherwise whatsoever insofar as those rights arise or may arise from the Employee's ceasing to have rights under or be entitled to receive any Shares or cash payment under the Plan as a result of such termination of employment or pursuant to Section 2(a) of this Agreement.

        5.    Committee's Powers.    No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering, any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Phantom Stock Units.

        6.    Resolution of Disputes.    As a condition of the granting of the Phantom Stock Units hereby, the Employee and the Employee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, Employee's heirs, personal representatives and successors or any person or entity claiming through any of them.

        7.    Binding Effect.    This Agreement shall be binding upon and enure to the benefit of any successor to the Company and all persons lawfully claiming under the Employee.

        8.    Entire Agreement; Amendment.    This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Any modification of this Agreement shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.

        9.    Notices.    Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at his principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to Forest at its principal executive offices.

        10.    Controlling Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        IN WITNESS WHEREOF, Forest has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

FOREST OIL CORPORATION

By:
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

EMPLOYEE

[Employee Name]

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  Exhibit 10.3